Exhibit (h)(13) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

FUND EXPENSE/COMMISSION RECAPTURE SERVICES AGREEMENT

dated the 1st day of September, 2005
(revised 09/01/2018)

Between

STATE STREET GLOBAL MARKETS, LLC

and

CERTAIN FEDERATED FUNDS

Federated Adjustable Rate Securities Fund

Federated Adviser Series (formerly Federated MDT Equity Trust)

Federated MDT Large Cap Value Fund

Federated Core Trust

Emerging Markets Core Fund

Federated Bank Loan Core Fund

Federated Mortgage Core Portfolio

High-Yield Bond Portfolio

Federated Equity Funds

Federated Clover Small Value Fund

Federated Global Strategic Value Dividend Fund

Federated Kaufmann Fund

Federated Kaufmann Large Cap Fund

Federated Kaufmann Small Cap Fund

Federated MDT Mid-Cap Growth Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund

Federated Equity Income Fund, Inc.

Federated Fixed Income Securities, Inc.

Federated Strategic Income Fund

Federated Global Allocation Fund

Federated Government Income Securities, Inc.

Federated Government Income Trust

Federated High Income Bond Fund, Inc.

Federated High Yield Trust

Federated Equity Advantage Fund

Federated Income Securities Trust

Federated Capital Income Fund

Federated Floating Rate Strategic Income Fund

Federated Fund for U.S. Government Securities

Federated Intermediate Corporate Bond Fund

Federated Real Return Bond Fund

Federated Short-Term Income Fund

Federated Index Trust

Federated Max-Cap Index Fund

Federated Mid-Cap Index Fund

Federated Institutional Trust

Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund

Federated Short-Intermediate Total Return Bond Fund

Federated Insurance Series

Federated Fund for U.S. Government Securities II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Managed Volatility Fund II

Federated Government Money Fund II

Federated Quality Bond Fund II

Federated Investment Series Funds, Inc.

Federated Bond Fund

Federated Managed Pool Series

Federated Corporate Bond Strategy Portfolio

Federated High-Yield Strategy Portfolio

Federated Mortgage Strategy Portfolio

Federated MDT Series

Federated MDT All Cap Core Fund

Federated MDT Balanced Fund

Federated MDT Large Cap Growth Fund

Federated MDT Small Cap Growth Fund

Federated MDT Small Cap Core Fund

Federated Total Return Government Bond Fund

Federated Total Return Series, Inc.

Federated Mortgage Fund

Federated Total Return Bond Fund

Federated Ultrashort Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Money Market Obligations Trust

Federated California Municipal Cash Trust

Federated Georgia Municipal Cash Trust

Federated Government Obligations Fund

Federated Massachusetts Municipal Cash Trust

Federated Institutional Prime 60 Day Fund

Federated Institutional Money Market Management

Federated Municipal Obligations Fund

Federated New York Municipal Cash Trust

Federated Pennsylvania Municipal Cash Trust

Federated Prime Cash Obligations Fund

Federated Institutional Prime Obligations Fund

Federated Institutional Prime Value Obligations Fund

Federated Tax-Free Obligations Fund

Federated Institutional Tax Free Cash Trust

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated Virginia Municipal Cash Trust

FUND SERIES

By: /s/ Lori A. Hensler

Authorized Fund Representative

Name: Lori A. Hensler

Title: Treasurer

Date: 12-15-17